UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022 (April 14, 2022)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2021, Net 1 UEPS Technologies, Inc. ("Net1") announced that it had entered into a Sale of Shares Agreement (the "Sale Agreement") with Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA"), the Sellers (as defined in the Sale Agreement), Cash Connect Management Solutions Proprietary Limited ("CCMS"), Ovobix (RF) Proprietary Limited ("Ovobix"), Luxiano 227 Proprietary Limited ("Luxiano") and K2021477132 (South Africa) Proprietary Limited ("K2021" and together with CCMS, Ovobix and Luxiano, the "Target Companies"). Pursuant to the Sale Agreement and subject to its terms and conditions, Net1, through its subsidiary, Net1 SA, agreed to acquire, and the Sellers agreed to sell, all of the outstanding equity interests and certain claims in the Target Companies.

On March 28, 2022, Net1 announced that it had amended and finalized its ZAR 1.1 billion financing agreements related to the acquisition of the Target Companies. The financing agreements became effective upon closing the acquisition of the Target Companies.

The acquisition closed on April 14, 2022. The transaction consideration of ZAR 3.8 billion was funded through existing cash resources of ZAR 2.1 billion, upsized net debt facilities of ZAR 1.4 billion and deferred equity consideration of ZAR 350.0 million. The deferred equity consideration represents 3,185,079 shares of Net1's common stock which are to be issued ratably (or 1,061,693 per year) on the first, second and third anniversaries of the closing to the Sellers of the Target Companies.

On April 14, 2022, the USD/ZAR closing exchange rate as per the Sale Agreement was $1: ZAR 14.65165.

A copy of the press release issued on April 14, 2022 announcing the closing of the acquisition is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Net1's board of directors (the "Board"), appointed Mr. Steven J. Heilbron, Connect Group's Chief Executive Officer, as a director of the Company, effective April 14, 2022, for a term that will expire at the Company's next annual meeting of shareholders. There are no arrangements or understandings between Mr. Heilbron and any other persons pursuant to which he was elected as a director.

Mr. Heilbron has two decades of financial services experience, having spent 19 years working for Investec in South Africa and the UK, where he served as Global Head of Private Banking and Joint Chief Executive Officer of Investec Bank plc. He led a private consortium that acquired CCMS in 2013 and has performed the role of CEO to date. Mr. Heilbron has presided over significant organic growth in the rebranded Connect Group (2020), as well as spearheading the successful acquisition and integration of Kazang and EFTpos acquired from the Paycorp Group in February 2020. Following the acquisition of the Connect Group, Mr. Heilbron will head up the merchant business at Net1. He is registered as a chartered accountant with the South African Institute of Chartered Accountants (SAICA).

Pursuant to the Sale Agreement, Net1, Net1 SA, CCMS, K2021 and Mr. Heilbron entered into a restraint of trade agreement (the "Heilbron Restraint Agreement") which became effective on April 14, 2022, and has a term of three years. Under this agreement, Mr. Heilbron may not, either directly or indirectly, be associated or concerned with or interested or engaged in any Restricted Business (as defined in the Heilbron Restraint Agreement), or entity carrying on any Restricted Business, in South Africa, Botswana, Namibia and Zambia during the three years ended April 14, 2025. He is also prohibited from communicating with or furnishing any information or advice to any Business Employee (as defined in the Heilbron Restraint Agreement) or to any prospective employer of such Business Employee for the direct or indirect purpose of inducing or causing a Business Employee to leave the employ of the Protected Companies (as defined in the Heilbron Restraint Agreement) and/or becoming employed by or in any way directly or indirectly interested in or associated with any other business, including any Restricted Business.

The foregoing description of the Heilbron Restraint Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

All required financial statements with respect to the Target Companies will be filed by amendment pursuant to Item 9.01(a)(3) within 71 days following the filing of this report.

(b) Pro forma financial information.

All required pro forma financial information will be filed by amendment pursuant to Item 9.01(b)(2) within 71 days following the filing of this report.

(d) Exhibits

Exhibit No.	Description
2.1	Sale of Shares Agreement, dated October 31, 2021, by and among Net1 Applied Technologies South Africa Proprietary Limited; Net1 UEPS Technologies, Inc.; Old Mutual Life Assurance Company (South Africa) Limited; Lirast (Mauritius) Company Limited; SIG International Investment (BVI) Limited; Aldgate International Limited; Ivan Michael Epstein; PFCC (BVI) Limited; PCF Investments (BVI) Limited; Ovobix (RF) Proprietary Limited; Luxanio 227 Proprietary Limited; Vista Capital Investments Proprietary Limited; Vista Treasury Proprietary Limited; K2021477132 (South Africa) Proprietary Limited; and Cash Connect Management Solutions Proprietary Limited., as amended, is incorporated by reference to Exhibit 10.1 of Net 1 UEPS Technologies, Inc.'s Current Report on Form 8-K, filed on November 2, 2021.

10.1	Restraint of Trade Agreement, dated October 31, 2021, by and among Steven J. Heilbron, Cash Connect Management Solutions Proprietary Limited, K2021477132 (South Africa) Proprietary Limited, Net 1 UEPS Technologies, Inc. and Net1 Applied Technologies South Africa Proprietary Limited.

99.1	Press Release, dated April 14, 2022, issued by Net 1 UEPS Technologies, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: April 20, 2022	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer